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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 09, 2022
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AIR T, INC.
(Exact Name of Registrant as Specified in Charter)
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Delaware	001-35476	52-1206400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5930 Balsom Ridge Road
Denver, North Carolina 28037
(Address of Principal Executive Offices, and Zip Code)

________________(828) 464-8741__________________
Registrant’s Telephone Number, Including Area Code

 Not applicable___
(Former Name or Former Address, if Changed Since Last Report)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AIRT	NASDAQ Global Market
Alpha Income Preferred Securities (also referred to as 8% Cumulative Capital Securities) (“AIP”)	AIRTP	NASDAQ Global Market
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

☐	Emerging growth company
☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01    Entry into a Material Definitive Agreement

On June 9, 2022, Air T, Inc. (“Company”), Jet Yard, LLC and Minnesota Bank & Trust (“MBT”) entered into Amendment No. 1 to Third Amended and Restated Credit Agreement (“Amendment”) and a related Overline Note (“Overline Note”) in the original principal amount of $5,000,000. The Amendment and Note memorialize an increase to the amount that may be drawn by the Company on the MBT revolving credit agreement from $17 million to $22 million. The total amount of borrowings under the facility as revised is now the Company’s calculated borrowing base or $22 million. The borrowing base calculation methodology remains unchanged.
The interest rate on borrowings under the facility that are less than $17 million remains at the greater of 2.50% or Prime minus 1%. The interest rate applicable to borrowings under the facility that exceed $17 million is the greater of 2.50% or Prime plus 0.5%. The commitment fee on unused borrowings below $17 million remains at 0.11%. The commitment fee on unused borrowings above $17 million is 0.20%. The Amendment also includes an additional covenant to the credit agreement, namely the requirement that the Company provide inventory appraisals for AirCo, AirCo Services and Worthington to MBT twice a year.
The Overline loan and commitment mature on the earlier of March 31, 2023 or the date on which the Company receives all funds from the Company’s Employee Retention Credit application (estimated at approximately $9.1 million) filed on or about January 24, 2022 plus the full receipt of the Company’s carryback tax refund for the year (estimated at approximately $2.6 million) filed on or about August 19, 2021. Both were applied for under different components of the CARES Act. It is not possible to estimate when, or if, these funds may be received.
Each of the Company subsidiaries that has guaranteed the MBT revolving facility executed a guaranty acknowledgment in which they agreed to guaranty the Overline Loan and acknowledged, among other things, that the Overline Loan would not impair the lenders rights under the previously executed guaranty or security agreement.
The foregoing summary of the terms of the Amendment and the Overline Loan is qualified in its entirety by reference to the Amendment, the form of Overline Note and the form of Guarantee Acknowledgment filed as Exhibits 10.1, 10.2 and 10.3 filed herewith, which are incorporated herein by reference.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by Item 2.03 of Form 8-K, the information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Updated Investor Presentation. The Company updated its investor presentation to potential investor groups for the purposes of use at an Investor Meeting in Zurich, Switzerland on June 8, 2022 and thereafter. A copy of the PowerPoint Presentation to be used by the Company for such presentations is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in Item 7.01 to this Current Report on Form 8-K (including Exhibits 99.1) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise be subject to the liabilities of that section. The information in this Item 7.01 (including Exhibits 99.1) shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as otherwise expressly stated in such filing.

Item 9.01 Financial Statements and Exhibits

10.1	Amendment No. 1 to Third Amended and Restated Credit Agreement by and between Air T, Inc, Jet Yard, LLC and Minnesota Bank & Trust dated June 9, 2022.
10.2	Form of Overline Promissory Note dated June 9, 2022.
10.3	Guarantee Acknowledgment dated June 9, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 14, 2022

AIR T, INC.

By: /s/ Brian Ochocki
Brian Ochocki, Chief Financial Officer